EXHIBIT 10.1

TERMS AND CONDITIONS FOR PAYMENT OF MEDIA BUYS VIA SECURITIES

These Standard Terms and Conditions for Payment of Media Buys Via Securities (“Securities Terms”) are intended to supplement Terms and Conditions (as defined below).

1. Definitions.

Any terms not defined herein will have the meaning ascribed to them in the Standard Terms and Conditions for Internet Advertising for Media Buys of One Year or Less referenced in the IO (Terms and Conditions). Additionally, with regard to any inconsistent or contradictory terms or conditions contained in the Terms and Conditions, the IO or these Securities Terms, the terms contained herein will govern. The parties intend that the terms and conditions contained in the IO, the Terms and Conditions and these Securities Terms, along with the respective exhibits contained therein, will be integrated and constitute one integrated agreement (Agreement”). All Capitalized terms defined herein shall have the following meanings:

(a) Advertiser has the definition ascribed to it in the IO and Terms and Conditions.

(b) Commission means the United States Securities and Exchange Commission.

(c) Common Stock means the common stock of the Advertiser.

(d) Common Stock Equivalents means any securities of the Advertiser or a subsidiary thereof which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(e) Company means SRAX, Inc.

(f) Effective Date shall mean the date on which the Advertiser submits the IO to the Company.

(g) Exempt Issuance means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Advertiser pursuant to any tax qualified stock or option plan, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of such applicable IO, provided that such securities have not been amended since the date of such applicable IO to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Advertiser, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(h) Fees means the aggregate dollar amount of media being purchased pursuant to the IO by Advertiser.

(i) IO means an Insertion Order, entered into by the Advertiser and the Company.

(j) Legend Removal Date has the meaning set forth in Section 3(b).

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(k) Purchase Price means the Advertiser’s Common Stock at a share price of $5.35 subject to Share Adjustment as stated below.

(l) Rule 144 means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as Rule 144.

(m) Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(n) Shares has the meaning ascribed to it Section 2(a).

(o) Trading Day means a day on which the principal Trading Market is open for trading.

(p) Trading Market means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(q) VWAP means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Advertiser, the fees and expenses of which appraiser shall be paid by the Advertiser.

2. Payment.

(a) Fees. As payment for the Fees Advertiser will issue the Company such number of shares of Common Stock equal to the aggregate amount of Fees divided the Purchase Price (“Shares”).

(b) Taxes. Advertiser is responsible for all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental or regulatory authority on any amounts payable by or to Advertiser hereunder, other than any taxes imposed on Company’s income.

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(c) Share Adjustment. For so long as the Company owns any Shares, if Advertiser or any subsidiary thereof, as applicable, shall, except with respect to an Exempt Issuance, sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Purchase Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Purchase Price, such issuance shall be deemed to have occurred for less than the Purchase Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Purchase Price shall be reduced and only reduced to equal the Base Share Price and the Advertiser will issue the Company such additional Shares calculated as follows:

(X * (Y/Z)) – X

Where X shall mean the Shares held immediately before the Dilutive Event;

Where Y shall mean the Purchase Price; and

Where Z shall mean the Base Share Price.

3. Terms and Conditions related to the Shares

(a) Pledge of Shares. Advertiser acknowledges and agrees that Company may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Company may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Advertiser and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. Advertiser will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

(b) Removal of Restrictive Legend.

(i) Certificates evidencing the Shares shall not contain any legend, (i) while a registration statement covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Advertiser to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Advertiser shall cause its counsel to issue a legal opinion to its transfer agent promptly (and at no further cost to the Company) at any time after the Effective Date if the requirements of Rule 144 have been met, if required by the transfer agent to effect the removal of the legend contained on the Shares. The Advertiser agrees that at such time as a restrictive legend is no longer required pursuant to Rule 144, it will, no later than six Trading Days following the delivery by the Company to the Advertiser or the transfer agent of a certificate representing Shares issued with a restrictive legend (such sixth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Company a certificate representing such Shares that is free from all restrictive and other legends. Certificates for the Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Company by crediting the account of the Company’s prime broker with the Depository Trust Company System as directed by the Company.

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(ii) Liquidated Damages; Collection Costs. In addition to the Company’s other available remedies, the Advertiser shall pay to the Company, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of value of Shares (based on the VWAP of the Common Stock on the date such Shares are submitted to the transfer agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit Company’s right to pursue actual damages for the Advertiser’s failure to deliver certificates representing any Shares, and the Company shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. In the event that a successful proceeding is brought forth by the Company for (a) the collection of outstanding invoices related to this Section 3(b), and / or (b) the valid issuance of the Shares, or (c) other required action on the part of Advertiser, Advertiser will pay all costs of collection and enforcement, including, without limitation, reasonable attorneys’ fees.

(iii) Power of Attorney. Advertiser irrevocably appoints the Company as Advertiser’s attorney-in-fact, with full authority in the place and instead of such Advertiser and in the name of such Advertiser, from time to time in the Company’s discretion, to take any action and to execute any instrument in order to effectuate the removal of a restricted legend from any certificate evidencing the Shares, provided that such restricted legend removal is in full compliance of applicable securities laws and regulations, including providing the transfer agent an opinion of counsel, if required, and instructing the transfer agent to remove the restrictive legend from the Shares. This power of attorney is coupled with an interest and shall be irrevocable for as long as the Company is the owner of the Shares

(iv) No Election of Remedies. Advertiser acknowledges that Company’s exercise of its Power of Attorney as provided for in 7(c)(iii) is not an election of remedies. The remedies contained in this Section 7 are intended to be cumulative.

(c) Optional Registration. The Advertiser may choose, at its sole discretion and determination, to file a registration statement specifically to register the Shares issued to the Company or to “piggyback” registration rights with regard to the Shares on a registration statement prepared by the Advertiser for a separate purpose with the US Securities and Exchange Commission.

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4. General.

(a) Notices. Each party shall deliver all communications in writing either in person, by certified or registered mail, return receipt requested and postage prepaid, by email (with confirmation of transmission), or by recognized overnight courier service, and addressed to the other party at the addresses set forth in the Terms and Conditions (or to such other address that the receiving party may designate from time to time in accordance with this section).

(b) Marketing Materials. Company may reference its relationship with Advertiser on Company’s website and in its marketing materials; provided, that, Company’s specific use of Advertiser’s name is subject to Advertiser’s prior written consent, which consent shall not be unreasonably withheld.

(c) Entire Agreement. The IO, Terms and Conditions and these Securities Terms and the Exhibits included in such documents, including any terms incorporated herein, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous written or oral understandings, agreements, representations, and warranties with respect to such subject matter. The headings in this Securities Terms are for reference only and do not affect the interpretation of the Securities Terms.

(d) No Amendment or Waiver. The parties may not amend Securities Terms except by written instrument signed by the parties. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in the IO, Terms and Conditions and these Securities Terms, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from such agreements shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or of any other right, remedy, power or privilege. Notwithstanding the foregoing, nothing herein shall be deemed to limit Company’s ability to unilaterally update or modify the Terms of Use in accordance with the terms thereof, with such modification not being considered an amendment or waiver of any provision of these Securities Terms.

(f) Severability. If any provision of contained herein is illegal or unenforceable under applicable law, the remainder of the provision will be amended to achieve as closely as possible the effect of the original term and all other provisions of these Securities Terms will continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

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The Advertiser and Company hereby acknowledge that these Standard Terms and Conditions for Payment of Media Buys Via Securities are effective as at the Effective Date and form part of the Terms and Conditions

Advertiser

Lexaria Bioscience Corp.

By:	“Chris Bunka”
Name:	Chris Bunka
Title:	CEO

Date: December 15, 2021

COMPANY

SRAX, INC.

By	“Randy Clark”
Name:	Randy Clark
Title:	COO

Date: December 14, 2021

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STANDARD TERMS AND CONDITIONS FOR INTERNET ADVERTISING FOR MEDIA BUYS ONE YEAR OR LESS

These Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, are intended to offer media companies and advertising agencies a standard for conducting business in a manner acceptable to both. This document, when incorporated into an insertion order, represents the parties’ common understanding for doing business. This document may not fully cover sponsorships and other arrangements involving content association or integration, and/or special production, but may be used as the basis for the media components of such contracts. This document is not meant to cover the relationship between a publisher and a network, or direct advertiser buys with publishers.

DEFINITIONS

“Ad” means any advertisement provided by Agency on behalf of an Advertiser.

“Advertiser” means the advertiser for which Agency is the agent under an applicable IO.

“Advertising Materials” means artwork, copy, or active URLs for Ads.

“Affiliate” means, as to an entity, any other entity directly or indirectly controlling, controlled by, or under common control with, such entity.

“Agency” means the advertising agency listed on the applicable IO.

“CPA Deliverables” means Deliverables sold on a cost per acquisition basis.

“CPC Deliverables” means Deliverables sold on a cost per click basis.

“CPL Deliverables” means Deliverables sold on a cost per lead basis.

“CPM Deliverables” means Deliverables sold on a cost per thousand impression basis.

“Deliverable” or “Deliverables” means the inventory delivered by Media Company (e.g., impressions, clicks, or other desired actions).

“IO” means a mutually agreed insertion order that incorporates these Terms, under which Media Company will deliver Ads on Sites for the benefit of Agency or Advertiser.

“Media Company” means the publisher listed on the applicable IO.

“Media Company Properties” are websites specified on an IO that are owned, operated, or controlled by Media Company.

“Network Properties” means websites specified on an IO that are not owned, operated, or controlled by Media Company, but on which Media Company has a contractual right to serve Ads.

“Policies” means advertising criteria or specifications made conspicuously available, including content limitations, technical specifications, privacy policies, user experience policies, policies regarding consistency with Media Company’s public image, community standards regarding obscenity or indecency (taking into consideration the portion(s) of the Site on which the Ads are to appear), other editorial or advertising policies, and Advertising Materials due dates.

“Representative” means, as to an entity and/or its Affiliate(s), any director, officer, employee, consultant, contractor, agent, and/or attorney.

“Site” or “Sites” means Media Company Properties and Network Properties.

“Terms” means these Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0.

“Third Party” means an entity or person that is not a party to an IO; for purposes of clarity, Media Company, Agency, Advertiser, and any Affiliates or Representatives of the foregoing are not Third Parties.

“Third Party Ad Server” means a Third Party that will serve and/or track Ads.

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I. INSERTION ORDERS AND INVENTORY AVAILABILITY

a.

IO Details. From time to time, Media Company and Agency may execute IOs that will be accepted as set forth in Section I(b). As applicable, each IO will specify: (i) the type(s) and amount(s) of Deliverables, (ii) the price(s) for such Deliverables, (iii) the maximum amount of money to be spent pursuant to the IO, (iv) the start and end dates of the campaign, and (v) the identity of and contact information for any Third Party Ad Server. Other items that may be included are, but are not limited to, reporting requirements, any special Ad delivery scheduling and/or Ad placement requirements, and specifications concerning ownership of data collected.

b.

Availability; Acceptance. Media Company will make commercially reasonable efforts to notify Agency within two (2) business days of receipt of an IO signed by Agency if the specified inventory is not available. Acceptance of the IO and these Terms will be deemed the earlier of (i) written (which, unless otherwise specified, for purposes of these Terms, will include paper, fax, or e-mail communication) approval of the IO by Media Company and Agency, or (ii) the display of the first Ad impression by Media Company, unless otherwise agreed on the IO. Notwithstanding the foregoing, modifications to the originally submitted IO will not be binding unless approved in writing by both Media Company and Agency.

c.	Revisions. Revisions to accepted IOs will be made in writing and acknowledged by the other party in writing.

II. AD PLACEMENT AND POSITIONING

a.

Compliance with IO. Media Company will comply with the IO, including all Ad placement restrictions, and, except as set forth in Section VI(c), will create a reasonably balanced delivery schedule. Media Company will provide, within the scope of the IO, an Ad to the Site specified on the IO when such Site is visited by an Internet user. Any exceptions will be approved by Agency in writing.

b.

Changes to Site. Media Company will use commercially reasonable efforts to provide Agency at least 10 business days prior notification of any material changes to the Site that would materially change the target audience or materially affect the size or placement of the Ad specified on the applicable IO. Should such a modification occur with or without notice, as Agency’s and Advertiser’s sole remedy for such change, Agency may cancel the remainder of the affected placement without penalty within the 10-day notice period. If Media Company has failed to provide such notification, Agency may cancel the remainder of the affected placement within 30 days of such modification and, in such case, will not be charged for any affected Ads delivered after such modification.

c.

Technical Specifications. Media Company will submit or otherwise make electronically accessible to Agency final technical specifications within two (2) business days of the acceptance of an IO. Changes by Media Company to the specifications of already-purchased Ads after that two (2) business day period will allow Advertiser to suspend delivery of the affected Ad for a reasonable time (without impacting the end date, unless otherwise agreed by the parties) in order to (i) send revised Advertising Materials; (ii) request that Media Company resize the Ad at Media Company’s cost, and with final creative approval of Agency, within a reasonable time period to fulfill the guaranteed levels of the IO; (iii) accept a comparable replacement; or (iv) if the parties are unable to negotiate an alternate or comparable replacement in good faith within five (5) business days, immediately cancel the remainder of the affected placement without penalty.

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d.

Editorial Adjacencies. Media Company acknowledges that certain Advertisers may not want their Ads placed adjacent to content that promotes pornography, violence, or the use of firearms, contains obscene language, or falls within another category stated on the IO (“Editorial Adjacency Guidelines”). Media Company will use commercially reasonable efforts to comply with the Editorial Adjacency Guidelines with respect to Ads that appear on Media Company Properties, although Media Company will at all times retain editorial control over the Media Company Properties. For Ads shown on Network Properties, Media Company and Agency agree that Media Company’s sole responsibilities with respect to compliance with these Editorial Adjacency Guidelines will be to obtain contractual representations from its participating network publishers that such publishers will comply with Editorial Adjacency Guidelines on all Network Properties and to provide the remedy specified below to Agency with respect to violations of Editorial Adjacency Guidelines on Network Properties. Should Ads appear in violation of the Editorial Adjacency Guidelines, Advertiser’s sole and exclusive remedy is to request in writing that Media Company remove the Ads and provide makegoods or, if no makegood can be agreed upon, issue a credit to Advertiser equal to the value of such Ads, or not bill Agency for such Ads. In cases where a makegood and a credit can be shown to be commercially infeasible for the Advertiser, Agency and Media Company will negotiate an alternate solution. After Agency notifies Media Company that specific Ads are in violation of the Editorial Adjacency Guidelines, Media Company will make commercially reasonable efforts to correct such violation within 24 hours. If such correction materially and adversely impacts such IO, Agency and Media Company will negotiate in good faith mutually agreed changes to such IO to address such impacts. Notwithstanding the foregoing, Agency and Advertiser each acknowledge and agree that no Advertiser will be entitled to any remedy for any violation of the Editorial Adjacency Guidelines resulting from: (i) Ads placed at locations other than the Sites, or (ii) Ads displayed on properties that Agency or Advertiser is aware, or should be aware, may contain content in potential violation of the Editorial Adjacency Guidelines.

For any page on the Site that primarily consists of user-generated content, the preceding paragraph will not apply. Instead, Media Company will make commercially reasonable efforts to ensure that Ads are not placed adjacent to content that violates the Site’s terms of use. Advertiser’s and Agency’s sole remedy for Media Company’s breach of such obligation will be to submit written complaints to Media Company, which will review such complaints and remove user-generated content that Media Company, in its sole discretion, determines is objectionable or in violation of such Site’s terms of use.

III. PAYMENT AND PAYMENT LIABILITY

a.

Invoices. The initial invoice will be sent by Media Company upon completion of the first month’s delivery, or within 30 days of completion of the IO, whichever is earlier. Invoices will be sent to Agency’s billing address as set forth on the IO and will include information reasonably specified by Agency, such as the IO number, Advertiser name, brand name or campaign name, and any number or other identifiable reference stated as required for invoicing on the IO. All invoices (other than corrections of previously provided invoices) pursuant to the IO will be sent within 90 days of delivery of all Deliverables. Media Company acknowledges that failure by Media Company to send an invoice within such period may cause Agency to be contractually unable to collect payment from the Advertiser. If Media Company sends the invoice after the 90-day period and the Agency either has not received the applicable funds from the Advertiser or does not have the Advertiser’s consent to dispense such funds, Agency will use commercially reasonable efforts to assist Media Company in collecting payment from the Advertiser or obtaining Advertiser’s consent to dispense funds.

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Upon request from the Agency, Media Company should provide proof of performance for the invoiced period, which may include access to online or electronic reporting, as addressed in these Terms, subject to the notice and cure provisions of Section IV. Media Company should invoice Agency for the services provided on a calendar-month basis with the net cost (i.e., the cost after subtracting Agency commission, if any) based on actual delivery, flat-fee, or based on prorated distribution of delivery over the term of the IO, as specified on the applicable IO.

b.

Payment Date. Agency will make payment 30 days from its receipt of invoice, or as otherwise stated in a payment schedule set forth on the IO. Media Company may notify Agency that it has not received payment in such 30-day period and whether it intends to seek payment directly from Advertiser pursuant to Section III(c), below, and Media Company may do so five (5) business days after providing such notice.

c.

Payment Liability. Unless otherwise set forth by Agency on the IO, Media Company agrees to hold Agency liable for payments solely to the extent proceeds have cleared from Advertiser to Agency for Ads placed in accordance with the IO. For sums not cleared to Agency, Media Company agrees to hold Advertiser solely liable. Media Company understands that Advertiser is Agency’s disclosed principal and Agency, as agent, has no obligations relating to such payments, either joint or several, except as specifically set forth in this Section III(c) and Section X(c).

Agency agrees to make every reasonable effort to collect and clear payment from Advertiser on a timely basis.

Agency’s credit is established on a client-by-client basis.

If Advertiser proceeds have not cleared for the IO, other advertisers from Agency will not be prohibited from advertising on the Site due to such non-clearance if such other advertisers’ credit is not in question.

Upon request, Agency will make available to Media Company written confirmation of the relationship between Agency and Advertiser. This confirmation should include, for example, Advertiser’s acknowledgement that Agency is its agent and is authorized to act on its behalf in connection with the IO and these Terms. In addition, upon the request of Media Company, Agency will confirm whether Advertiser has paid to Agency in advance funds sufficient to make payments pursuant to the IO.

If Advertiser’s or Agency’s credit is or becomes impaired, Media Company may require payment in advance.

IV. REPORTING

a.

Confirmation of Campaign Initiation. Media Company will, within two (2) business days of the start date on the IO, provide confirmation to Agency, either electronically or in writing, stating whether the components of the IO have begun delivery.

b.

Media Company Reporting. If Media Company is serving the campaign, Media Company will make reporting available at least as often as weekly, either electronically or in writing, unless otherwise specified on the IO. Reports will be broken out by day and summarized by creative execution, content area (Ad placement), impressions, clicks, spend/cost, and other variables as may be defined on the IO (e.g., keywords).

Once Media Company has provided the online or electronic report, it agrees that Agency and Advertiser are entitled to reasonably rely on it, subject to provision of Media Company’s invoice for such period.

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c.	Makegoods for Reporting Failure. If Media Company fails to deliver an accurate and complete report by the time specified, Agency may initiate makegood discussions pursuant to Section VI, below.

If Agency informs Media Company that Media Company has delivered an incomplete or inaccurate report, or no report at all, Media Company will cure such failure within five (5) business days of receipt of such notice. Failure to cure may result in nonpayment for all activity for which data is incomplete or missing until Media Company delivers reasonable evidence of performance; such report will be delivered within 30 days of Media Company’s knowledge of such failure or, absent such knowledge, within 180 days of delivery of all Deliverables.

V. CANCELLATION AND TERMINATION

a.	Without Cause. Unless designated on the IO as non-cancelable, Advertiser may cancel the entire IO, or any portion thereof, as follows:
i.

With 14 days’ prior written notice to Media Company, without penalty, for any guaranteed Deliverable, including, but not limited to, CPM Deliverables. For clarity and by way of example, if Advertiser cancels the guaranteed portions of the IO eight (8) days prior to serving of the first impression, Advertiser will only be responsible for the first six (6) days of those Deliverables.

ii.

With seven (7) days’ prior written notice to Media Company, without penalty, for any non-guaranteed Deliverable, including, but not limited to, CPC Deliverables, CPL Deliverables, or CPA Deliverables, as well as some non-guaranteed CPM Deliverables.

iii.

With 30 days’ prior written notice to Media Company, without penalty, for any flat fee- based or fixed-placement Deliverable, including, but not limited to, roadblocks, time- based or share-of-voice buys, and some types of cancelable sponsorships.

iv.

Advertiser will remain liable to Media Company for amounts due for any custom content or development (“Custom Material”) provided to Advertiser or completed by Media Company or its third-party vendor prior to the effective date of termination. For IOs that contemplate the provision or creation of Custom Material, Media Company will specify the amounts due for such Custom Material as a separate line item. Advertiser will pay for such Custom Material within 30 days from receiving an invoice therefore.

b.

For Cause. Either Media Company or Agency may terminate an IO at any time if the other party is in material breach of its obligations hereunder, which breach is not cured within 10 days after receipt of written notice thereof from the non-breaching party, except as otherwise stated in these Terms with regard to specific breaches. Additionally, if Agency or Advertiser breaches its obligations by violating the same Policy three times (and such Policy was provided to Agency or Advertiser) and receives timely notice of each such breach, even if Agency or Advertiser cures such breaches, then Media Company may terminate the IO or placements associated with such breach upon written notice. If Agency or Advertiser does not cure a violation of a Policy within the applicable 10-day cure period after written notice, where such Policy had been provided by Media Company to Agency, then Media Company may terminate the IO and/or placements associated with such breach upon written notice.

c.	Short Rates. Short rates will apply to canceled buys to the degree stated on the IO.

VI. MAKEGOODS

a.

Notification of Under-delivery. Media Company will monitor delivery of the Ads, and will notify Agency either electronically or in writing as soon as possible (and no later than 14 days before the applicable IO end date unless the length of the campaign is less than 14 days) if Media Company believes that an under-delivery is likely. In the case of a probable or actual under-delivery, Agency and Media Company may arrange for a makegood consistent with these Terms.

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b.

Makegood Procedure. If actual Deliverables for any campaign fall below guaranteed levels, as set forth on the IO, and/or if there is an omission of any Ad (placement or creative unit), Agency and Media Company will use commercially reasonable efforts to agree upon the conditions of a makegood flight, either on the IO or at the time of the shortfall. If no makegood can be agreed upon, Agency may execute a credit equal to the value of the under-delivered portion of the IO for which it was charged. If Agency or Advertiser has made a cash prepayment to Media Company, specifically for the campaign IO for which under-delivery applies, then, if Agency and/or Advertiser is reasonably current on all amounts owed to Media Company under any other agreement for such Advertiser, Agency may elect to receive a refund for the under-delivery equal to the difference between the applicable pre-payment and the value of the delivered portion of the campaign. In no event will Media Company provide a makegood or extend any Ad beyond the period set forth on the IO without the prior written consent of Agency.

c.

Unguaranteed Deliverables. If an IO contains CPA Deliverables, CPL Deliverables, or CPC Deliverables, the predictability, forecasting, and conversions for such Deliverables may vary and guaranteed delivery, even delivery, and makegoods are not available.

VII. BONUS IMPRESSIONS

a.

With Third Party Ad Server. Where Agency uses a Third Party Ad Server, Media Company will not bonus more than 10% above the Deliverables specified on the IO without the prior written consent of Agency. Permanent or exclusive placements will run for the specified period of time regardless of over-delivery, unless the IO establishes an impression cap for Third Party Ad Server activity. Agency will not be charged by Media Company for any additional Deliverables above any level guaranteed or capped on the IO. If a Third Party Ad Server is being used and Agency notifies Media Company that the guaranteed or capped levels stated on the IO have been reached, Media Company will use commercially reasonable efforts to suspend delivery and, within 48 hours of receiving such notice, Media Company may either (i) serve any additional Ads itself or (ii) be held responsible for all applicable incremental Ad serving charges incurred by Advertiser but only (A) after such notice has been provided, and (B) to the extent such charges are associated with overdelivery by more than 10% above such guaranteed or capped levels.

b.

No Third Party Ad Server. Where Agency does not use a Third Party Ad Server, Media Company may bonus as many ad units as Media Company chooses unless otherwise indicated on the IO. Agency will not be charged by Media Company for any additional Deliverables above any level guaranteed on the IO.

VIII. FORCE MAJEURE

a.

Generally. Excluding payment obligations, neither Agency nor Media Company will be liable for delay or default in the performance of its respective obligations under these Terms if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, electrical outages, network failures, acts of God, or labor disputes (“Force Majeure event”). If Media Company suffers such a delay or default, Media Company will make reasonable efforts within five (5) business days to recommend a substitute transmission for the Ad or time period for the transmission. If no such substitute time period or makegood is reasonably acceptable to Agency, Media Company will allow Agency a pro rata reduction in the space, time, and/or program charges hereunder in the amount of money assigned to the space, time, and/or program charges at time of purchase. In addition, Agency will have the benefit of the same discounts that would have been earned had there been no default or delay.

b.

Related to Payment. If Agency’s ability to transfer funds to third parties has been materially negatively impacted by an event beyond the Agency’s reasonable control, including, but not limited to, failure of banking clearing systems or a state of emergency, then Agency will make every reasonable effort to make payments on a timely basis to Media Company, but any delays caused by such condition will be excused for the duration of such condition. Subject to the foregoing, such excuse for delay will not in any way relieve Agency from any of its obligations as to the amount of money that would have been due and paid without such condition.

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c.	Cancellation. If a Force Majeure event has continued for five (5) business days, Media Company and/or Agency has the right to cancel the remainder of the IO without penalty.

IX. AD MATERIALS

a.

Submission. Agency will submit Advertising Materials pursuant to Section II(c) in accordance with Media Company’s then-existing Policies. Media Company’s sole remedies for a breach of this provision are set forth in Section V(c), above, Sections IX (c) and (d), below, and Sections X(b) and (c), below.

b.

Late Creative. If Advertising Materials are not received by the IO start date, Media Company will begin to charge the Advertiser on the IO start date on a pro rata basis based on the full IO, excluding portions consisting of performance-based, non-guaranteed inventory, for each full day the Advertising Materials are not received. If Advertising Materials are late based on the Policies, Media Company is not required to guarantee full delivery of the IO. Media Company and Agency will negotiate a resolution if Media Company has received all required Advertising Materials in accordance with Section IX(a) but fails to commence a campaign on the IO start date.

c.

Compliance. Media Company reserves the right within its discretion to reject or remove from its Site any Ads for which the Advertising Materials, software code associated with the Advertising Materials (e.g. pixels, tags, JavaScript), or the website to which the Ad is linked do not comply with its Policies, or that in Media Company’s sole reasonable judgment, do not comply with any applicable law, regulation, or other judicial or administrative order. In addition, Media Company reserves the right within its discretion to reject or remove from its Site any Ads for which the Advertising Materials or the website to which the Ad is linked are, or may tend to bring, disparagement, ridicule, or scorn upon Media Company or any of its Affiliates (as defined below), provided that if Media Company has reviewed and approved such Ads prior to their use on the Site, Media Company will not immediately remove such Ads before making commercially reasonable efforts to acquire mutually acceptable alternative Advertising Materials from Agency.

d.

Damaged Creative. If Advertising Materials provided by Agency are damaged, not to Media Company’s specifications, or otherwise unacceptable, Media Company will use commercially reasonable efforts to notify Agency within two (2) business days of its receipt of such Advertising Materials.

e.

No Modification. Media Company will not edit or modify the submitted Ads in any way, including, but not limited to, resizing the Ad, without Agency’s approval. Media Company will use all Ads in strict compliance with these Terms and any written instructions provided on the IO.

f.	Ad Tags. When applicable, Third Party Ad Server tags will be implemented so that they are functional in all aspects.

g.

Trademark Usage. Media Company, on the one hand, and Agency and Advertiser, on the other, will not use the other’s trade name, trademarks, logos, or Ads in any public announcement (including, but not limited to, in any press release) regarding the existence or content of these Terms or an IO without the other’s prior written approval.

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X. INDEMNIFICATION

a.

By Media Company. Media Company will defend, indemnify, and hold harmless Agency, Advertiser, and each of its Affiliates and Representatives from damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) resulting from any claim, judgment, or proceeding (collectively, “Claims”) brought by a Third Party and resulting from (i) Media Company’s alleged breach of Section XII or of Media Company’s representations and warranties in Section XIV(a), (ii) Media Company’s display or delivery of any Ad in breach of Section II(a) or Section IX(e), or (iii) Advertising Materials provided by Media Company for an Ad (and not by Agency, Advertiser, and/or each of its Affiliates and/or Representatives) (“Media Company Advertising Materials”) that: (A) violate any applicable law, regulation, judicial or administrative action, or the right of a Third Party; or (B) are defamatory or obscene. Notwithstanding the foregoing, Media Company will not be liable for any Losses resulting from Claims to the extent that such Claims result from (1) Media Company’s customization of Ads or Advertising Materials based upon detailed specifications, materials, or information provided by the Advertiser, Agency, and/or each of its Affiliates and/or Representatives, or (2) a user viewing an Ad outside of the targeting set forth on the IO, which viewing is not directly attributable to Media Company’s serving such Ad in breach of such targeting.

b.

By Advertiser. Advertiser will defend, indemnify, and hold harmless Media Company and each of its Affiliates and Representatives from Losses resulting from any Claims brought by a Third Party resulting from (i) Advertiser’s alleged breach of Section XII or of Advertiser’s representations and warranties in Section XIV(a), (ii) Advertiser’s violation of Policies (to the extent the terms of such Policies have been provided (e.g., by making such Policies available by providing a URL) via email or other affirmative means, to Agency or Advertiser at least 14 days prior to the violation giving rise to the Claim), or (iii) the content or subject matter of any Ad or Advertising Materials to the extent used by Media Company in accordance with these Terms or an IO.

c.

By Agency. Agency represents and warrants that it has the authority as Advertiser’s agent to bind Advertiser to these Terms and each IO, and that all of Agency’s actions related to these Terms and each IO will be within the scope of such agency. Agency will defend, indemnify, and hold harmless Media Company and each of its Affiliates and Representatives from Losses resulting from (i) Agency’s alleged breach of the foregoing sentence, or (ii) Claims brought by a Third Party alleging that Agency has breached its express, Agency-specific obligations under Section XII.

d.

Procedure. The indemnified party(s) will promptly notify the indemnifying party of all Claims of which it becomes aware (provided that a failure or delay in providing such notice will not relieve the indemnifying party’s obligations except to the extent such party is prejudiced by such failure or delay), and will: (i) provide reasonable cooperation to the indemnifying party at the indemnifying party’s expense in connection with the defense or settlement of all Claims; and (ii) be entitled to participate at its own expense in the defense of all Claims. The indemnified party(s) agrees that the indemnifying party will have sole and exclusive control over the defense and settlement of all Claims; provided, however, the indemnifying party will not acquiesce to any judgment or enter into any settlement, either of which imposes any obligation or liability on an indemnified party(s) without its prior written consent.

XI. LIMITATION OF LIABILITY

Excluding Agency’s, Advertiser’s, and Media Company’s respective obligations under Section X, damages that result from a breach of Section XII, or intentional misconduct by Agency, Advertiser, or Media Company, in no event will any party be liable for any consequential, indirect, incidental, punitive, special, or exemplary damages whatsoever, including, but not limited to, damages for loss of profits, business interruption, loss of information, and the like, incurred by another party arising out of an IO, even if such party has been advised of the possibility of such damages.

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XII: NON-DISCLOSURE, DATA USAGE AND OWNERSHIP, PRIVACY AND LAWS

a.

Definitions and Obligations. “Confidential Information” will include (i) all information marked as “Confidential,” “Proprietary,” or similar legend by the disclosing party (“Discloser”) when given to the receiving party (“Recipient”); and (ii) information and data provided by the Discloser, which under the circumstances surrounding the disclosure should be reasonably deemed confidential or proprietary. Without limiting the foregoing, Discloser and Recipient agree that each Discloser’s contribution to IO Details (as defined below) shall be considered such Discloser’s Confidential Information. Recipient will protect Confidential Information in the same manner that it protects its own information of a similar nature, but in no event with less than reasonable care. Recipient shall not disclose Confidential Information to anyone except an employee, agent, Affiliate, or third party who has a need to know same, and who is bound by confidentiality and non-use obligations at least as protective of Confidential Information as are those in this section. Recipient will not use Discloser’s Confidential Information other than as provided for on the IO.

b.

Exceptions. Notwithstanding anything contained herein to the contrary, the term “Confidential Information” will not include information which: (i) was previously known to Recipient; (ii) was or becomes generally available to the public through no fault of Recipient; (iii) was rightfully in Recipient’s possession free of any obligation of confidentiality at, or prior to, the time it was communicated to Recipient by Discloser; (iv) was developed by employees or agents of Recipient independently of, and without reference to, Confidential Information; or (v) was communicated by Discloser to an unaffiliated third party free of any obligation of confidentiality. Notwithstanding the foregoing, the Recipient may disclose Confidential Information of the Discloser in response to a valid order by a court or other governmental body, as otherwise required by law or the rules of any applicable securities exchange, or as necessary to establish the rights of either party under these Terms; provided, however, that both Discloser and Recipient will stipulate to any orders necessary to protect such information from public disclosure.

c.	Additional Definitions. As used herein the following terms shall have the following definitions:

i.

“User Volunteered Data” is personally identifiable information collected from individual users by Media Company during delivery of an Ad pursuant to the IO, but only where it is expressly disclosed to such individual users that such collection is solely on behalf of Advertiser.

ii.

“IO Details” are details set forth on the IO but only when expressly associated with the applicable Discloser, including, but not limited to, Ad pricing information, Ad description, Ad placement information, and Ad targeting information.

iii.

“Performance Data” is data regarding a campaign gathered during delivery of an Ad pursuant to the IO (e.g., number of impressions, interactions, and header information), but excluding Site Data or IO Details.

iv.

“Site Data” is any data that is (A) preexisting Media Company data used by Media Company pursuant to the IO; (B) gathered pursuant to the IO during delivery of an Ad that identifies or allows identification of Media Company, Media Company’s Site, brand, content, context, or users as such; or (C) entered by users on any Media Company Site other than User Volunteered Data.

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v.	“Collected Data” consists of IO Details, Performance Data, and Site Data.

vi.	“Repurposing” means retargeting a user or appending data to a non-public profile regarding a user for purposes other than performance of the IO.

vii.

“Aggregated” means a form in which data gathered under an IO is combined with data from numerous campaigns of numerous Advertisers and precludes identification, directly or indirectly, of an Advertiser.

d.	Use of Collected Data.

i.

Unless otherwise authorized by Media Company, Advertiser will not: (A) use Collected Data for Repurposing; provided, however, that Performance Data may be used for Repurposing so long as it is not joined with any IO Details or Site Data; (B) disclose IO Details of Media Company or Site Data to any Affiliate or Third Party except as set forth in Section XII(d)(iii).

ii.

Unless otherwise authorized by Agency or Advertiser, Media Company will not: (A) use or disclose IO Details of Advertiser, Performance Data, or a user’s recorded view or click of an Ad, each of the foregoing on a non-Aggregated basis, for Repurposing or any purpose other than performing under the IO, compensating data providers in a way that precludes identification of the Advertiser, or internal reporting or internal analysis; or (B) use or disclose any User Volunteered Data in any manner other than in performing under the IO.

iii.

Advertiser, Agency, and Media Company (each a “Transferring Party”) will require any Third Party or Affiliate used by the Transferring Party in performance of the IO on behalf of such Transferring Party to be bound by confidentiality and non-use obligations at least as restrictive as those on the Transferring Party, unless otherwise set forth in the IO.

e.

User Volunteered Data. All User Volunteered Data is the property of Advertiser, is subject to the Advertiser’s posted privacy policy, and is considered Confidential Information of Advertiser. Any other use of such information will be set forth on the IO and signed by both parties.

f.

Privacy Policies. Agency, Advertiser, and Media Company will post on their respective Web sites their privacy policies and adhere to their privacy policies, which will abide by applicable laws. Failure by Media Company, on the one hand, or Agency or Advertiser, on the other, to continue to post a privacy policy, or non-adherence to such privacy policy, is grounds for immediate cancellation of the IO by the other party.

g.

Compliance with Law. Agency, Advertiser, and Media Company will at all times comply with all federal, state, and local laws, ordinances, regulations, and codes which are applicable to their performance of their respective obligations under the IO.

h.

Agency Use of Data. Agency will not: (i) use Collected Data unless Advertiser is permitted to use such Collected Data, nor (ii) use Collected Data in ways that Advertiser is not allowed to use such Collected Data. Notwithstanding the foregoing or anything to the contrary herein, the restrictions on Advertiser in Section XII(d)(i) shall not prohibit Agency from (A) using Collected Data on an Aggregated basis for internal media planning purposes only (but not for Repurposing), or (B) disclosing qualitative evaluations of Aggregated Collected Data to its clients and potential clients, and Media Companies on behalf of such clients or potential clients, for the purpose of media planning.

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XIII. THIRD PARTY AD SERVING AND TRACKING (Applicable if Third Party Ad Server is used)

a.

Ad Serving and Tracking. Media Company will track delivery through its ad server and, provided that Media Company has approved in writing a Third Party Ad Server to run on its properties, Agency will track delivery through such Third Party Ad Server. Agency may not substitute the specified Third Party Ad Server without Media Company’s prior written consent.

b.	Controlling Measurement. If both parties are tracking delivery, the measurement used for invoicing advertising fees under an IO (“Controlling Measurement”) will be determined as follows:

i.

Except as specified in Section XIII(b)(iii), the Controlling Measurement will be taken from an ad server that is certified as compliant with the IAB/AAAA Ad Measurement Guidelines (the “IAB/AAAA Guidelines”).

ii.

If both ad servers are compliant with the IAB/AAAA Guidelines, the Controlling Measurement will be the Third Party Ad Server if such Third Party Ad Server provides an automated, daily reporting interface which allows for automated delivery of relevant and non-proprietary statistics to Media Company in an electronic form that is approved by Media Company; provided, however, that Media Company must receive access to such interface in the timeframe set forth in Section XIII(c), below.

iii.

If neither party’s ad server is compliant with the IAB/AAAA Guidelines or the requirements in subparagraph (ii), above, cannot be met, the Controlling Measurement will be based on Media Company’s ad server, unless otherwise agreed by Agency and Media Company in writing.

c.

Ad Server Reporting Access. As available, the party responsible for the Controlling Measurement will provide the other party with online or automated access to relevant and non-proprietary statistics from the ad server within one (1) day after campaign launch. The other party will notify the party with Controlling Measurement if such party has not received such access. If such online or automated reporting is not available, the party responsible for the Controlling Measurement will provide placement-level activity reports to the other party in a timely manner, as mutually agreed to by the parties or as specified in Section IV(b), above, in the case of Ads being served by Media Company. If both parties have tracked the campaign from the beginning and the party responsible for the Controlling Measurement fails to provide such access or reports as described herein, then the other party may use or provide its ad server statistics as the basis of calculating campaign delivery for invoicing. Notification may be given that access, such as login credentials or automated reporting functionality integration, applies to all current and future IOs for one or more Advertisers, in which case new access for each IO is not necessary.

d.

Discrepant Measurement. If the difference between the Controlling Measurement and the other measurement exceeds 10% over the invoice period and the Controlling Measurement is lower, the parties will facilitate a reconciliation effort between Media Company and Third Party Ad Server measurements. If the discrepancy cannot be resolved and a good faith effort to facilitate the reconciliation has been made, Agency reserves the right to either:

i.

Consider the discrepancy an under-delivery of the Deliverables as described in Section VI(b), whereupon the parties will act in accordance with that Section, including the requirement that Agency and Media Company make an effort to agree upon the conditions of a makegood flight and delivery of any makegood will be measured by the Third Party Ad Server, or

ii.	Pay invoice based on Controlling Measurement-reported data, plus a 10% upward adjustment to delivery.

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e.

Measurement Methodology. Media Company will make reasonable efforts to publish, and Agency will make reasonable efforts to cause the Third Party Ad Server to publish, a disclosure in the form specified by the AAAA and IAB regarding their respective ad delivery measurement methodologies with regard to compliance with the IAB/AAAA Guidelines.

f.

Third Party Ad Server Malfunction. Where Agency is using a Third Party Ad Server and that Third Party Ad Server cannot serve the Ad, Agency will have a one-time right to temporarily suspend delivery under the IO for a period of up to 72 hours. Upon written notification by Agency of a non-functioning Third Party Ad Server, Media Company will have 24 hours to suspend delivery. Following that period, Agency will not be held liable for payment for any Ad that runs within the immediately following 72-hour period until Media Company is notified that the Third Party Ad Server is able to serve Ads. After the 72-hour period passes and Agency has not provided written notification that Media Company can resume delivery under the IO, Advertiser will pay for the Ads that would have run, or are run, after the 72-hour period but for the suspension, and can elect Media Company to serve Ads until the Third Party Ad Server is able to serve Ads. If Agency does not so elect for Media Company to serve the Ads until Third Party Ad Server is able to serve Ads, Media Company may use the inventory that would have been otherwise used for Media Company’s own advertisements or advertisements provided by a Third Party.

g.

Third Party Ad Server Fixed. Upon notification that the Third Party Ad Server is functioning, Media Company will have 72 hours to resume delivery. Any delay in the resumption of delivery beyond this period, without reasonable explanation, will result in Media Company owing a makegood to Agency.

XIV. MISCELLANEOUS

a.

Necessary Rights. Media Company represents and warrants that Media Company has all necessary permits, licenses, and clearances to sell the Deliverables specified on the IO subject to these Terms. Advertiser represents and warrants that Advertiser has all necessary licenses and clearances to use the content contained in the Ads and Advertising Materials as specified on the IO and subject to these Terms, including any applicable Policies.

b.

Assignment. Neither Agency nor Advertiser may resell, assign, or transfer any of its rights or obligations hereunder, and any attempt to resell, assign, or transfer such rights or obligations without Media Company’s prior written approval will be null and void. All terms and conditions in these Terms and each IO will be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors, and assigns.

c.

Entire Agreement. Each IO (including the Terms) will constitute the entire agreement of the parties with respect to the subject matter thereof and supersede all previous communications, representations, understandings, and agreements, either oral or written, between the parties with respect to the subject matter of the IO. The IO may be executed in counterparts, each of which will be an original, and all of which together will constitute one and the same document.

d.

Conflicts; Governing Law; Amendment. In the event of any inconsistency between the terms of an IO and these Terms, the terms of the IO will prevail. All IOs will be governed by the laws of the State of [__________]. Media Company and Agency (on behalf of itself and Advertiser) agree that any claims, legal proceedings, or litigation arising in connection with the IO (including these Terms) will be brought solely in [__________], and the parties consent to the jurisdiction of such courts. No modification of these Terms will be binding unless in writing and signed by both parties. If any provision herein is held to be unenforceable, the remaining provisions will remain in full force and effect. All rights and remedies hereunder are cumulative.

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e.

Notice. Any notice required to be delivered hereunder will be deemed delivered three days after deposit, postage paid, in U.S. mail, return receipt requested, one business day if sent by overnight courier service, and immediately if sent electronically or by fax. All notices to Media Company and Agency will be sent to the contact as noted on the IO with a copy to the Legal Department. All notices to Advertiser will be sent to the address specified on the IO.

f.

Survival. Sections III, VI, X, XI, XII, and XIV will survive termination or expiration of these Terms, and Section IV will survive for 30 days after the termination or expiration of these Terms. In addition, each party will promptly return or destroy the other party’s Confidential Information upon written request and remove Advertising Materials and Ad tags upon termination of these Terms.

g.	Headings. Section or paragraph headings used in these Terms are for reference purposes only, and should not be used in the interpretation hereof.

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SEQUIRE

INSERTION ORDER

December 15, 2021

CLIENT INFORMATION

Company Name: Lexaria Bioscience Corp. Ticker: LEXX

Address: 740 McCurdy Road, 100, Kelowna, BC V1X 2P7 Canada

Contact Name: Chris Bunka Email: cbunka@lexariabioscience.com

BILL TO: Same as Above ☐

Attention: Email:

DELIVERABLES: ☒

Effective Date: Dec. 14, 2021 5:46 PM CST

Terms: Annual Payment Type: Stock Amount: $1,200,000.00

DESCRIPTION OF DELIVERABLES...

All amounts in USD.

We will be delivering paid media across multiple platforms targeting current stakeholders as well as our Sequire™ proprietary investor audience.

Our copywriters and design team will be creating all necessary content and design elements including creative refreshes as recommended.

You will receive weekly reporting detailing impressions, clicks, CTR and other metrics.

Throughout the life of your campaign, you will receive continuous support via our onboarding, copywriting, design, account management, finance and business development teams.

Agency (SRAX, Inc.) is provided with the authority to issue written notice to terminate without cause any IO issued to a Media Company on behalf of Advertiser.

All IO's issued by Agency (SRAX, Inc.) on behalf of Advertiser shall be governed under the State of Nevada and all litigation respecting same shall be brought solely in the State of Nevada.

SRAX, Inc. | 2629 Townsgate Rd, Suite 215 | Westlake Village, CA | 91361 | +1 (323) 694-9800 | SRAX.com

SEQUIRE

INSERTION ORDER

December 15, 2021

TERMS

Standard IAB terms for media buys one year or less apply, a copy of which is attached hereto as Exhibit A. SRAX's additional terms and conditions for payment of media buys via securities which is attached hereto will apply. Invoices are payable on receipt. This IO is non-Cancelable. All payments under this IO will be make in shares of the Advertiser's common stock ("Shares"), in advance and will be deemed earned when issued.

CONFIDENTIAL AGREEMENT | SIGNING THIS IO IS A BINDING AGREEMENT BETWEEN YOU AND SRAX

	SRAX, INC.		LEXARIA BIOSCIENCE CORP.
Signature:		Signature:	
Name:	Randy Clark	Name:	Chris Bunka
Title:	COO	Title:	CEO

SRAX CONTACT INFORMATION

	Name	Email	Phone
Sales:	Randy Ferrell	randy.ferrell@srax.com	+1 (850) 238-6162
Billing:	Stel Nieves	accounting@srax.com	+1 (323) 694-9800

SRAX, Inc. | 2629 Townsgate Rd, Suite 215 | Westlake Village, CA | 91361 | +1 (323) 694-9800 | SRAX.com